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                                  EXHIBIT 99.1


                      MILTON FEDERAL FINANCIAL CORPORATION
                                 25 LOWRY DRIVE
                             WEST MILTON, OHIO 45383
                                 (937) 698-4168


                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF SHAREHOLDERS,

                                  JUNE 9, 2000


The undersigned hereby appoints _________________ and ________________, or each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Shareholders of Milton Federal Financial Corporation ("MFFC"), to be held on June 9, 2000, commencing at 2:00 p.m. local time, at the American Legion building, 2334 South Main Street, West Milton, Ohio 45383, and at any and all adjournments and postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purpose of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of MFFC dated __________, 2000.

     1. Approval and adoption of the Agreement and Plan of Reorganization dated January 13, 2000, by and among MFFC, Milton Federal Savings Bank, BancFirst Ohio Corp. and The First National Bank of Zanesville (the "Merger Agreement") and the transactions contemplated thereby.

      [ ] FOR                    [ ] AGAINST               [ ] ABSTAIN

     2. In their discretion with respect to such other business as properly may come before the meeting (including, without limitation, adjournment or postponement of such meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger Agreement) or any adjournments or postponements thereof.

      [ ] FOR                    [ ] AGAINST               [ ] ABSTAIN

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.


                                        Dated: __________, 2000



                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature if held jointly


                                     Please sign exactly as name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                   THIS PROXY CARD USING THE ENCLOSED ENVELOPE